UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Securities and Exchange Commission (the “SEC”) has been conducting an investigation of SAExploration Holdings, Inc. (the “Company”) relating to revenue recognition, accounts receivable, tax credits and other related matters. The Company has been cooperating, and will continue to cooperate, in good faith with the SEC and has retained legal counsel and an accounting advisor to assist the Company with respect to this matter.

The Company’s Board of Directors (the “Board”) has established a Special Committee of independent directors to oversee the Company’s investigation and determine and take any actions on behalf of the Company in response to the SEC investigation and the matters related to it. The Company’s legal counsel and accounting adviser retained to assist the Company with respect to these matters report directly to the Special Committee. The Audit Committee also has undertaken an assessment of the accuracy of the Company’s historical financial statements and related disclosures that were contained in certain previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

On August 14, 2019, the Board concluded that the Company’s previously issued consolidated financial statements and financial information relating to each of the fiscal years ended December 31, 2015, 2016, 2017 and 2018 contained in its Annual Reports on Form 10-K and its condensed consolidated financial statements for the quarters and year-to-date periods ended June 30 and September 30, 2015; March 31, June 30 and September 30, 2016; March 31, June 30 and September 30, 2017; March 31, June 30 and September 30, 2018; and March 31, 2019 (collectively, the “Non-Reliance Periods”), contained errors and should be restated. As a result, the consolidated financial statements and other financial information, any press releases, investor presentations or other communications related thereto covering the Non-Reliance Periods should no longer be relied upon. The Board’s decision to restate the financial statements for the Non-Reliance Periods arose from the Company’s re-evaluation of its relationship with Alaska Seismic Ventures (“ASV”). The Company has determined that ASV is a variable interest entity (“VIE”) and that the Company had a controlling financial interest in ASV that required it to consolidate ASV during the Non-Reliance Periods in accordance with accounting principles generally accepted in the United States. The full impact of the errors contained in the Company’s financial statements and related disclosures has not yet been determined, but, based on the knowledge the Company has at this time, it is reasonable to conclude that the errors will be material to the financial statements relating to the Non-Reliance Periods. Although the Company cannot, at this time, estimate when it will file its restated financial statements for the Non-Reliance Periods, it is diligently pursuing completion of the restatement and intends to make such filings as expeditiously as possible.

In light of the above, the Company has determined that a material weakness exists in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective during the Non-Reliance Period. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with the restated filings.

The Company’s Audit Committee has discussed the foregoing matters with Pannell Kerr Forster of Texas, P.C., the Company’s independent registered public accounting firm, who supports the Company’s determination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2019, the Board (1) placed Jeffrey Hastings, Chief Executive Officer of the Company on administrative leave, (2) appointed Michael Faust, the current lead independent director on the Board, Chairman of the Board, (3) terminated Brent Whiteley as Chief Financial Officer, General Counsel and Secretary of the Company and (4) appointed Kevin Hubbard as Interim Chief Financial Officer and Interim Secretary of the Company. Concurrently therewith, the Company entered into the Second Amendment to the Amended and Restated Executive Employment Agreement with Mr. Hastings in connection with his resignation as a director and as Chairman of the Board. Additionally, the Company entered into an engagement letter with Mr. Hubbard’s firm, Ham, Langston & Brezina, LLP.

The Company expects to name an Interim Chief Executive Officer in the near future.

Brent Whiteley

On August 15, 2019, Mr. Whiteley was terminated from his positions as Chief Financial Officer, General Counsel and Secretary of the Company.

Kevin Hubbard, CPA

Effective as of August 15, 2019, the Board appointed Kevin Hubbard, CPA, as Interim Chief Financial Officer and Interim Secretary of the Company. Since April 2017, Mr. Hubbard has served as a partner at Ham, Langston & Brezina, LLP. From 1997 to 2017, prior to joining Ham, Langston & Brezina, LLP, Mr. Hubbard served in various capacities at BDO USA, LLP, most recently as the Regional Managing Partner of Assurance for the Southwest Region at BDO USA, LLP. Mr. Hubbard earned a B.S. in Accounting from the University of Houston – Clear Lake.

In connection with Mr. Hubbard’s service as Interim Chief Financial Officer and Interim Secretary, the Company and Ham, Langston & Brezina, LLP entered into an engagement letter, effective as of August 15, 2019. The foregoing description of the engagement letter does not purport to be complete and is qualified in its entirety by the full text of the engagement letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no transactions between the Company and Mr. Hubbard that would be reportable under Item 404(a) of Regulation S-K of the rules and regulations of the SEC. In addition, the Company has determined that there are no family relationships between Mr. Hubbard and any director or executive officer of the Company.

Jeffrey Hastings

Pursuant to the Second Amendment to the Amended and Restated Executive Employment Agreement (the “Amendment”) entered into as of August 15, 2019, between the Company and Mr. Hastings, Mr. Hastings has been placed on administrative leave. Mr. Hastings has agreed to cooperate with the Company with respect to the SEC investigation referred to above and certain other matters including the transition of his duties as the Chief Executive Officer of the Company when the Company appoints an Interim Chief Executive Officer, among other things. Other terms of Mr. Hasting’s Amended and Restated Executive Employment Agreement remained as they were in all material respects. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on August 15, 2019, Mr. Hastings resigned his position as an officer and director of the Company, including his position as Chairman of the Board, and Michael Faust, the current lead independent director on the Board, was nominated and became the new Chairman of the Board.

Michael Faust

Effective August 15, 2019, Mr. Faust became the new Chairman of the Board. Mr. Faust brings to the Company deep industry experience, combined with a working knowledge of the Company’s operations, customers and employees. Prior to becoming Chairman of the Board, Mr. Faust served as the lead independent director on the Board. Since March 2019, Mr. Faust has served as the Interim President and Chief Executive Officer of Obsidian Energy Ltd., a Canadian-listed public company in the oil and natural gas industry, and has also served on its Board of Directors since April 2018. Since March 2019, Mr. Faust has served on the Board of Directors of Parker Drilling Company, a U.S.-listed provider of drilling services and rental tools to the energy industry in the U.S. and international markets. Previously, Mr. Faust had a long career of increasing responsibilities with ExxonMobil and ConocoPhillips. Mr. Faust earned his Master of Arts degree in Geophysics from the University of Texas at Austin in 1984, after receiving his Bachelor of Science degree in Geology from the University of Washington in 1981.

There are no transactions between the Company and Mr. Faust that would be reportable under Item 404(a) of Regulation S-K of the rules and regulations of the SEC. In addition, the Company has determined that there are no family relationships between Mr. Faust and any director or executive officer of the Company

Item 8.01 Other Events.

Form 12b-25

On August 15, 2019, the Company filed with the SEC the Form 12b-25 with respect to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which the Company expects will not be filed within the five-day extension period of Rule 12b-25.

Nasdaq Notice of Non-Compliance

In connection with the Company’s delayed Form 10-Q filing, the Company expects to receive a formal notification from the Listing Qualifications Department of the Nasdaq Capital Market stating that the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Form 10-Q for the quarterly period ended June 30, 2019. The Company expects to submit a plan to regain compliance with the exchange’s listing rules as soon as practicable.

Discussions with Debt Holders

In connection with the restatement, the Company is in discussions with holders of a majority of its outstanding debt, as to whether or not there are defaults under the debt agreements, with the goal of agreeing to a path forward in a way that is constructive for the Company, its shareholders and employees and the debt holders. The agreements are the indenture under which the Company issued its 10.00% Senior Secured Second Lien Notes due 2019, as amended (of which there was approximately $7 million outstanding as of March 31, 2019), the indenture under which the Company issued its 6.00% Senior Secured Convertible Notes due 2023 (of which there was approximately $60 million outstanding as of March 31, 2019), the Term Loan and Security Agreement dated as of June 29, 2016 among the Company, as Borrower, the Guarantors Named Therein, as Guarantors, the Lenders From Time to Time Party Thereto and Delaware Trust Company, as Collateral Agent and Administrative Agent, as amended (of which there were approximately $29 million in loans outstanding as of March 31, 2019) and the Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018 among SAExploration, Inc., a subsidiary of the Company, as Borrower, the Guarantors Named Therein, as Guarantors, the Lenders From Time to Time Party Thereto and Cantor Fitzgerald Securities, as Agent (of which there were approximately $22 million in loans outstanding as of March 31, 2019). The Company cannot provide any assurance that the Company will be successful in coming to any agreement with its debt holders regarding these matters, quickly or at all or on what terms.

Press Release

On August 15, 2019, the Company issued a press release with respect to the foregoing disclosures. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Forward-looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this Form, may or may not be realized, and differences between estimated results and those actually realized may be material.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the following known and unknown things:

•	the outcome of the SEC investigation, which could include sanctions against the Company and its officers and directors, civil lawsuits and criminal penalties;

•	the impact of the restatement and conclusion of the Company regarding the effectiveness of its internal controls and disclosure controls and procedures, among other things;

•	the outcome of the Company’s own investigation into the matters summarized in this Form;

•	additional risks may arise in the process of completing the restatement and related disclosures to be revised;

•	the possible impact on payments received from the State of Alaska regarding completed tax credits and pending applications;

•	risks related to a possible delisting from the Nasdaq Capital Market;

•	risks related to the Company’s debt agreements described above;

•	the impact that the disclosure in this Form, as well as possible future filings and disclosures may have on the Company’s business, including customers, employees and others;

•	the impact of the placement on administrative leave of Mr. Hastings and the termination of Mr. Whiteley, as summarized above;

•

the time and expense required to complete the restatement, revised disclosures, respond to the SEC and for the Company to complete its own investigation, which expenses are likely to be material and are likely to have a material adverse impact on the Company’s cash balance, cash flow and liquidity; and

•	other risks described more fully in the Company’s filings with the SEC that relate to matters not covered in this Form.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on the Company, its business and prospects. As of the date of this Form, the Company cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of the Company as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and the Company’s determination that any such revised disclosure is necessary or advisable to do.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Engagement Letter, dated as of August 15, 2019, between SAExploration Holdings, Inc. and Ham, Langston & Brezina, LLP

10.2	Second Amendment to the Amended and Restated Executive Employment Agreement, dated as of August 15, 2019, between SAExploration Holdings, Inc. and Jeffrey Hastings

99.1	Press Release, dated as of August 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: August 16, 2019	By:	/s/ Kevin Hubbard
	Name:	Kevin Hubbard
	Title:	Interim Chief Financial Officer